POWER OF ATTORNEY

	I, Frank S. Hermance, hereby authorize and designate:

--Monica M. Gaudiosi, Vice President and General Counsel, Secretary --Pamela A. Meredith, Counsel
--Joshua Samples, Associate Counsel
--Jean M. Jones, Senior Paralegal

each of whom may act individually to execute, acknowledge and file in my name and as my attorney-in-fact a Form 3, Initial Statement of Beneficial Ownership of Securities, Forms 4, Statements of Changes in Beneficial Ownership, and Forms 5, Annual Statements of Changes in Beneficial Ownership, or any successor reporting forms with the United States Securities and Exchange Commission (the "SEC") for the purpose of complying with Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations thereunder with respect to my position as a director with UGI Corporation and AmeriGas Propane, Inc. The duration of this authorization shall be coextensive with my reporting obligations as a present or former director of UGI Corporation and/or AmeriGas Propane, Inc. under Section 16 of the Act.

June 15, 2018					/s/ Frank S. Hermance
						Name:  Frank S. Hermance

COMMONWEALTH OF PENNSYLVANIA
COUNTY OF MONTGOMERY


On this 15th day of June, 2018, Frank S. Hermance personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Carol A. Gorman
Notary Public
My Commission Expires:   May 6, 2019